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                                                                     EXHIBIT 11

                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 5 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated November 11, 1997, relating to the financial statements and financial highlights appearing in the September 30, 1997 Annual Reports to Shareholders of Berger/BIAM International CORE Fund and International Equity Fund (two of the funds constituting Berger/BIAM Worldwide Funds Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Condensed Financial Information" in the Prospectuses and under the heading "Other Information" in the Statements of Additional Information.




Price Waterhouse LLP
Denver, Colorado
January 30, 1998